Exhibit 10.1

[Execution Copy]

AMENDMENT NO. 1 TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 1 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of December 19, 2014, by and among TravelCenters of America LLC, a Delaware limited liability company (“Parent”), TA Leasing LLC, a Delaware limited liability company (“TA Leasing”), TA Operating LLC, a Delaware limited liability company (“TA Operating”, and together with Parent and TA Leasing, each individually, a “Borrower” and collectively, “Borrowers”), TravelCenters of America Holding Company LLC, a Delaware limited liability company (“Holding”), Petro Franchise Systems LLC, a Delaware limited liability company (“Petro Franchise”), TA Franchise Systems LLC, a Delaware limited liability company (“TA Franchise”), TA Operating Nevada LLC, a Nevada limited liability company (“TA Nevada”), TA Operating Texas LLC, a Texas limited liability company (“TA Texas”), TA Operating Montana LLC, a Delaware limited liability company (“TA Montana”, and together with Holding, Petro Franchise, TA Franchise, TA Nevada and TA Texas, each individually, a “Guarantor” and collectively, “Guarantors”), the parties hereto as lenders (each individually, a “Lender” and collectively, “Lenders”) and Wells Fargo Capital Finance, LLC, a Delaware limited liability company, in its capacity as agent for Lenders (in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Agent and Lenders have made and may make loans and advances and have provided and may provide other financial accommodations to Borrowers as set forth in the Amended and Restated Loan and Security Agreement, dated October 25, 2011, by and among Agent, Lenders, Borrowers and Guarantors, as supplemented by the Joinder Agreement, dated February 26, 2014, and by the Joinder Agreement, dated February 27, 2014 (as the same has been further amended, modified or supplemented prior to the date hereof, the “Loan Agreement”), and the other Financing Agreements (as defined in the Loan Agreement);

WHEREAS, Girkin Development, LLC, a Kentucky limited liability company, was formerly a Borrower under the Financing Agreements, but merged on May 1, 2014 into TA Operating (with TA Operating being the surviving entity);

WHEREAS, Borrowers have requested that Agent and Lenders agree to make certain amendments to the Loan Agreement, and Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions contained herein; and

WHEREAS, by this Amendment, Borrowers, Guarantors, Agent and Lenders desire and intend to evidence such amendments;

NOW THEREFORE, in consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

1.                                      Interpretation.  For purposes of this Amendment, unless otherwise defined herein, capitalized terms used herein which are defined in the Loan Agreement shall have the meanings given to such terms in the Loan Agreement.

2.                                      Additional Definitions.  Section 1 of the Loan Agreement is hereby amended by inserting the following definitions in correct alphabetical sequence:

“Amendment No. 1” shall mean Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated as of December 19, 2014 by and among Agent, certain Lenders party thereto, Borrowers and Guarantors, as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated or replaced.

“Amendment No. 1 Effective Date” is the date on which the conditions precedent to the effectiveness of Amendment No. 1 shall have been satisfied.

3.                                      Amendment to Applicable Fee Rate.  The definition of “Applicable Fee Rate” in Section 1 of the Loan Agreement is hereby amended and restated as follows:

“Applicable Fee Rate” shall mean, for each month ending after the date of this Agreement, (a) one-quarter of one (0.250%) percent, if the difference (if positive) between (i) the Maximum Credit and (ii) the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during such month (or part thereof) exceeds fifty (50%) percent of the Maximum Credit, or (b) three-eighths of one (0.375%) percent, if the difference (if positive) between (i) the Maximum Credit and (ii) the average daily principal amount of the outstanding Revolving Loans and Letter of Credit Accommodations during such month (or part thereof) is less than or equal to fifty (50%) percent of the Maximum Credit.

4.                                      Amendment to Applicable Margin.  The definition of “Applicable Margin” in Section 1 of the Loan Agreement is hereby amended by deleting the pricing grid therein, and replacing it with the following:

Tier	Monthly Average Excess Availability	Applicable Eurodollar Rate Margin	Applicable Prime Rate Margin
1	Greater than $80,000,000	1.50%	0.50%
2	Less than or equal to $80,000,000 and greater than $40,000,000	1.75%	0.75%
3	Less than or equal to $40,000,000	2.00%	1.00%

5.                                      Amendment to Borrowing Base.  Clause (a) of the definition of “Borrowing Base” in Section 1 of the Loan Agreement is hereby amended and restated as follows:

“(a)  the amount equal to: (i) eighty five (85%) percent of Eligible Accounts, plus (ii) ninety (90%) percent of Eligible Credit Card Receivables, plus (iii) the least of (A) the Fuel Inventory Loan Limit, (B) ninety (90%) percent multiplied by the Value of Eligible Inventory consisting of gasoline and diesel fuel, and (C) ninety (90%) percent of the Net Recovery Percentage multiplied by the Value of such Eligible Inventory, plus (iv) the lesser of (A) sixty five (65%) percent multiplied by the Value of Eligible Inventory (other than Eligible Inventory consisting of gasoline or diesel fuel) or (B) eighty five (85%) percent of the Net Recovery Percentage multiplied by the Value of such Eligible Inventory, plus (v) one hundred (100%) percent of Eligible Cash Collateral, minus”

6.                                      Amendment to Cash Dominion Period.  The definition of “Cash Dominion Period” in Section 1 of the Loan Agreement is hereby amended and restated as follows:

“Cash Dominion Period” shall mean a period either (a) commencing on the date that an Event of Default shall have occurred and ending on the date thereafter that such Event of Default shall cease to be continuing or (b) commencing on the date that Excess Availability shall have fallen below the amount equal to twelve and one-half (12.5%) percent of the Maximum Credit for four (4) consecutive days and ending on the date thereafter that Excess Availability has been greater than the amount equal to twelve and one-half (12.5%) percent of the Maximum Credit for thirty (30) consecutive days.

7.                                      Amendment to Compliance Period.  The definition of “Compliance Period” in Section 1 of the Loan Agreement is hereby amended and restated as follows:

“Compliance Period” shall mean the period commencing on the date on which Excess Availability has fallen below an amount equal to ten (10%) percent of the Maximum Credit and ending on a subsequent date on which Excess Availability has been greater than an amount equal to ten (10%) percent of the Maximum Credit on each day for thirty (30) consecutive days.

8.                                      Amendment to Fuel Inventory Loan Limit.  The definition of “Fuel Inventory Loan Limit” in Section 1 of the Loan Agreement is hereby amended and restated as follows:

“Fuel Inventory Loan Limit” shall mean, at any time, the amount equal to forty (40%) percent of the Maximum Credit at such time.

9.                                      Amendment to Letter of Credit Fees.  Section 2.2(b) of the Loan Agreement is hereby amended by deleting the pricing grid and replacing it with the following:

Tier	Monthly Average Excess Availability	Commercial Letter of Credit Rate	Standby Letter of Credit Rate
1	Greater than $80,000,000	0.75%	1.50%
2	Less than or equal to $80,000,000 and greater than $40,000,000	0.875%	1.75%
3	Less than or equal to $40,000,000	1.00%	2.00%

10.                               Amendment to Certified Public Accountant.  Section 9.6(a)(iii) of the Loan Agreement is hereby amended and restated as follows:

“(iii)                         within ninety (90) days after the end of each fiscal year, audited consolidated financial statements of Parent and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders’ equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting in all material respects the financial position and the results of operations of Parent and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be McGladrey LLP, or a “Big Four” accounting firm or another independent accounting firm selected by Borrowers and acceptable to Agent, that such audited financial statements have been prepared in accordance with GAAP, and present fairly in all material respects the results of operations and financial condition of Parent and its Subsidiaries as of the end of and for the fiscal year then ended.”

11.                               Amendment to Maturity Date.  The first sentence of Section 13.1(a) of the Loan Agreement is hereby amended and restated as follows:

“This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date five (5) years from the date of Amendment No. 1 (the “Maturity Date”).”

12.                               Amendment to Form of Compliance Certificate (Exhibit C).  Exhibit C to the Loan Agreement is hereby amended by deleting the phrase “Cash Dominion Period” in paragraph 5 thereof and replacing it with “Compliance Period”.

13.                               Amendment to Form of Borrowing Base Certificate (Exhibit D).  Exhibit D to the Loan Agreement is hereby amended by replacing it with Exhibit A hereto.

14.                               Representations and Warranties.  Each Borrower and Guarantor represents and warrants to and in favor of Agent and each Lender as follows, which representations and warranties are continuing and shall survive the execution and delivery hereof, the truth and accuracy of each, together with the representations and warranties in the other Financing Agreements, being a condition of the effectiveness of this Amendment:

(a)                                       Neither the execution and delivery of this Amendment or any other agreements, documents and instruments executed or delivered in connection herewith (together with this Amendment, the “Amendment Documents”) nor the consummation of the transactions contemplated hereby or thereby, nor compliance with the provisions hereof or thereof (i) has resulted in or shall result in the creation or imposition of any Lien upon any of the Collateral, except in favor of Agent, (ii) has resulted in or shall result in the incurrence, creation or assumption of any Indebtedness of any Borrower or Guarantor, except as expressly permitted under Section 9.9 of the Loan Agreement, (iii) has violated or shall violate any applicable laws or regulations or any order or decree of any court or Governmental Authority in any material respect, (iv) does or shall conflict with or result in the breach of, or constitute a default in any respect under any material mortgage, deed of trust, security agreement, agreement or instrument to which any Borrower or Guarantor is a party or may be bound, or (v) violates or shall violate any provision of the certificate of formation, operating agreement or other organizational documents of any Borrower or Guarantor.

(b)                                 Each of the Amendment Documents have been duly authorized, executed and delivered by all necessary action on the part of Borrowers and Guarantors which are party hereto and is in full force and effect as of the date hereof, as the case may be, and the obligations of Borrowers or Guarantors contained herein constitute legal, valid and binding obligations of Borrowers and Guarantors, as the case may be, enforceable against them in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar law limiting creditors’ rights generally and by general equitable principles.

(c)                                  All of the representations and warranties set forth in the Loan Agreement as amended hereby, and the other Financing Agreements, are true and correct in all material respects after giving effect to the provisions of this Amendment, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified by materiality in the text thereof).

(d)                                 No action of, or filing with, or consent of any Governmental Authority, and no material approval or consent of any other party, is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment or the transactions contemplated hereby, except for any actions or filings already made or taken and approvals or consents previously obtained.

(e)                                  As of the date hereof, no Default or Event of Default exists or has occurred and is continuing.

15.                               Conditions Precedent.  This Amendment shall not be effective until each of the following conditions precedent is satisfied in a manner reasonably satisfactory to Agent:

(a)                                 Agent shall have received counterparts of this Amendment, duly authorized, executed and delivered by Borrowers, Guarantors and Lenders;

(b)                                 Agent shall have received the Amendment No. 1 Fee Letter by and among Agent and Borrowers, as duly authorized, executed and delivered by Borrowers;

(c)                                  Agent shall have received from Borrowers in immediately available funds, or Agent shall have charged to any loan account of Borrowers, all of the fees required to be paid pursuant to the Amendment No. 1 Fee Letter referred to above;

(d)                                 Agent shall have received (i) an Assignment and Acceptance, duly authorized, executed and delivered by the parties thereto, pursuant to which CIT Finance LLC assigns its right, title and interest in and to the Commitments, Revolving Loans and related rights to Wells Fargo Capital Finance, LLC, (ii) an Assignment and Acceptance, duly authorized, executed and delivered by the parties thereto, pursuant to which First Merit Bank, N.A. assigns its right, title and interest in and to the Commitments, Revolving Loans and related rights to Wells Fargo Capital Finance, LLC and (iii) evidence that the transactions contemplated by such Assignment and Acceptance have been consummated;

(e)                                  Agent shall have received a secretary’s certificate, duly authorized, executed and delivered by the secretary of each Borrower and Guarantor, in form and substance reasonably satisfactory to Agent, which (among other things) certifies the resolutions of the Board of Directors (or similar governing body) of such Borrower or Guarantor, as applicable, evidencing the approval of the transactions contemplated by this Amendment; and

(f)                                   no Default or Event of Default shall exist or have occurred and be continuing.

16.                               Effect of this Amendment.  This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof.  Except as expressly provided herein, no other changes or modifications to the Loan Agreement or any of the other Financing Agreements, or waivers of or consents under any provisions of any of the foregoing, are intended or implied by this Amendment, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date of this Amendment.  The applicable provisions of this Amendment and the Loan Agreement shall be read and interpreted as one agreement. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements conflicts with any provision of this Amendment, the provision of this Amendment shall control.  Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Financing Agreements to “the Loan Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

17.                               Further Assurances.  Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment.

18.                               Governing Law.  The validity, interpretation and enforcement of this Amendment and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

19.                               Binding Effect.  This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

20.                               Counterparts.  This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original but all of which when taken together shall constitute one and the same instrument.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto.  This Amendment may be executed and delivered by telecopier (or other electronic transmission of a manually executed counterpart) with the same force and effect as if it were a manually executed and delivered counterpart.  Any party delivering an executed counterpart of this Amendment by telecopier (or other electronic transmission of a manually executed counterpart) shall also deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment as to such party or any other party.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first above written.

BORROWERS

TRAVELCENTERS OF AMERICA LLC

By:	/s/ Andrew J. Rebholz
Name:	Andrew J. Rebholz
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

TA LEASING LLC

By:	/s/ Andrew J. Rebholz
Name:	Andrew J. Rebholz
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

TA OPERATING LLC

By:	/s/ Andrew J. Rebholz
Name:	Andrew J. Rebholz
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

[Signature Page to Amendment No. 1 to Amended and Restated Loan and Security Agreement]

GUARANTORS

TRAVELCENTERS OF AMERICA HOLDING COMPANY LLC

By:	/s/ Andrew J. Rebholz
Name:	Andrew J. Rebholz
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

PETRO FRANCHISE SYSTEMS LLC

By:	/s/ Andrew J. Rebholz
Name:	Andrew J. Rebholz
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

TA FRANCHISE SYSTEMS LLC

By:	/s/ Andrew J. Rebholz
Name:	Andrew J. Rebholz
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

TA OPERATING NEVADA LLC

By:	/s/ Andrew J. Rebholz
Name:	Andrew J. Rebholz
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

TA OPERATING TEXAS LLC

By:	/s/ Andrew J. Rebholz
Name:	Andrew J. Rebholz
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Assistant Secretary

TA OPERATING MONTANA LLC

By:	/s/ Andrew J. Rebholz
Name:	Andrew J. Rebholz
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

[Signature Page to Amendment No. 1 to Amended and Restated Loan and Security Agreement]

AGENT

WELLS FARGO CAPITAL FINANCE, LLC,
as Agent and a Lender

By:	/s/ Laura Wheeland
Name:	Laura Wheeland
Title:	Vice President

[Signature Page to Amendment No. 1 to Amended and Restated Loan and Security Agreement]

LENDERS

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ John Wenzinger
Name:	John Wenzinger
Title:	Vice President

[Signature Page to Amendment No. 1 to Amended and Restated Loan and Security Agreement]

LENDERS

UBS AG, STAMFORD BRANCH

By:	/s/ Houssem Daly
Name:	Houssem Daly
Title:	Associate Director
Banking Product Services, US

UBS AG, STAMFORD BRANCH

By:	/s/ Craig Pearson
Name:	Craig Pearson
Title:	Associate Director
Banking Product Services, US

[Signature Page to Amendment No. 1 to Amended and Restated Loan and Security Agreement]

LENDERS

REGIONS BANK

By:	/s/ Michael Kempel
Name:	Michael Kempel
Title:	Senior Vice President

[Signature Page to Amendment No. 1 to Amended and Restated Loan and Security Agreement]

LENDERS

CITIBANK, NA

By:	/s/ Christopher Marino
Name:	Christopher Marino
Title:	Vice President and Director

[Signature Page to Amendment No. 1 to Amended and Restated Loan and Security Agreement]

LENDERS

THE HUNTINGTON NATIONAL BANK

By:	/s/ Tracy Salyers
Name:	Tracy Salyers
Title:	Vice President

[Signature Page to Amendment No. 1 to Amended and Restated Loan and Security Agreement]

LENDERS

SIEMENS FINANCIAL SERVICES, INC.

By:	/s/ Jeffrey B. Ierverse
Name:	Jeffrey B. Ierverse
Title:	Vice President

By:	/s/ Paul Ramseur
Name:	Paul Ramseur
Title:	Chief Risk Officer

[Signature Page to Amendment No. 1 to Amended and Restated Loan and Security Agreement]

LENDERS

CITY NATIONAL BANK

By:	/s/ Robert Yasuda
Name:	Robert Yasuda
Title:	Senior Vice President

[Signature Page to Amendment No. 1 to Amended and Restated Loan and Security Agreement]

TravelCenters of America LLC

Borrowing Base Certificate

CONFIDENTIAL

To:	Wells Fargo Capital Finance
10 S. Wacker Drive
13th Floor
Chicago, IL 60606
Phone: (312) 332-0420
Facsimile: (312) 332-0424
Attn: Laura Wheeland

RE:	Borrowing Base Certificate as of:

Borrowing Base

	Eligible Amount	Advance Rate	Amount Available
Cash and Cash Equivalents	$—	100.0%	$—
Credit Card Receivables	—	90.0%	—
Accounts Receivable	—	85.0%	—
Inventory
Fuel Inventory	—	89.0%	—
PPSC Warehouse Inventory	—	41.1%	—
Store Inventory	—	58.7%	—
Shop Inventory	—	25.8%	—

Total Inventory	$—		—

Reduction to limitation amount			—

Total Inventory, not to exceed 50% of Revolver Commitment		0.0%	$—

Gross Borrowing Base			$—

Less: Reserve for State Excise, Sales and Use Taxes
Less: 50% Gift Card Liability Reserve
Less: Reserve for lottery funds
Subtotal - reserves			—
Net Borrowing Base			—

Revolver commitment	$200,000,000

Lesser of net borrowing base or revolver commitment			$—

Less Balances Outstanding
Revolver Loans Outstanding			—
Swing Loans Outstanding			—
Letter of Credit Exposure Outstanding (12/17/14)

Excess Availability			$—

A. Cash and Cash Equivalents
1. Cash and Cash Equivalents, subject to a Blocked Account Agreement in favor of the Agent		$0
2. Rate of advance			x 100%
3. Available Cash and Cash Equivalents				=	$—

B. Credit Card Receivables

1. Aging

Third Party Credit Card A/R		$—

2. Less: Ineligible Accounts Receivable

a. Credit Card accounts unpaid more than five (5) Business Days (or, (i) solely in the case of Credit Card Receivables arising from the use of a card issued by Comdata Network, Inc., six (6) Business Days and (ii) solely in the case of Credit Card Receivables arising from the use of a card issued by FleetOne Holdings, LLC, twelve (12) Business Days) after the date of the sale of Inventory or rendition of services giving rise to such Credit Card Receivables	-	—
b. Such Credit Card receivables arise from the sale and delivery of goods or rendition of services by such Borrower in the ordianry course of business (including sales made by any restaurant owned and operated by Borrower)	-	—
c. All material procedures required by the Credit Card Processor or Issuer of the card used in the purchase shall have been followed by the Borrower and all documents required for authorization and approval have been obtained.	-	—
d. The Credit Card Processor or Issuer has not asserted a counterclaim, defense or dispute, and does not have any right of offset against such Credit Card Receivables (other than setoffs for fees and chargebacks)	-	—

e. other ineligibles

3. Total Ineligible Receivables		—

Total Eligible Receivables		—

Rate of advance		90%

Total Available Accounts Receivable				=	$—

C. Accounts Receivable

1. Aging

Direct Billing		—
National Tire Account		—
Exchange Card		—
Wholesale/Franchise		—
Access TA Billed		—
Other Income		—
$—

Access TA Unbilled		—

2. Accounts Receivable Outstanding		$—

3. Less: Ineligible Accounts Receivable
a. Non-Credit Card Accounts that are unpaid more than thirty (30) days after the date of the original invoice	-	—
Add-back for Shop Accounts which are unpaid between 30 and 60 days after the date of original invoice	+	—
b. Accounts from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent	-	—
c. Accounts due from an account debtor outside the United States, unless (i) backed by a letter of credit, or (ii) subject to credit insurance payable or credit insurance, in each case acceptable to the Agent, or (iii) otherwise approved and acceptable to the Agent in its reasonable discretion.	-	—
d. Accounts consisting of progress billings, bill and hold invoices or retainage invoices	-	—
e. All offsets, counterclaims, unresolved disputes or contras, but only to the extent of the amount owed by such Credit Party to the account debtor	-	—
f. Accounts for which there are facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts in any material respect or reduce the amount payable or delay payment there under	-	—
g. Accounts where the Agent does not have a first priority, perfected security interest in such Account.	-	—
h. Accounts where the account debtor or any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of any Borrower or Guarantor	-	—
i. Accounts for which the account debtor is any domestic or foreign govt unless otherwise approved by Agent	-	—
j. Accounts for which there are proceedings or actions known to Agent or any Borrower which are threatened or pending against the account debtors with respect to such Accounts which could reasonably be expected to result in any material adverse change in any such account debtor’s financial condition (including, without limitation, any bankruptcy, dissolution, liquidation, reorganization or similar proceeding)	-	—
k. The aggregate amount owed by a single debtor is greater than ten (10%) percent of the aggregate amount of all otherwise Eligible Accounts, the amount of such excess	-	—	$—
l. Accounts that are unpaid more than thirty (30) (except those Accounts arising from goods sold or services rendered by a Borrower’s repair shop, sixty (60)) days after the date of the original invoice for which constitute more than fifty (50%) percent of the total accounts of such account debtor	-	—
m. Accounts for which the account debtor is located in NJ, WV, MN or another state requiring the filing of a Notice of Business Activities Report or similar report in order to permit such Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost	-	—
n. The sale of goods or the rendition of services giving rise to such Account is supported by a performance bond unless the issuer of such bond shall have waived in writing any rights or interest in and to all Collateral, in form and substance reasonably satisfactory to Agent	-	—
o. Such Accounts have not been billed and invoiced to the account debtor with respect thereto, except to the extent that the amount of Accounts which have not been so billed and invoiced do not exceed twenty five (25%) percent of the Maximum Credit	-	—
p. Such Accounts have not been billed and invoiced to the account debtor with respect thereto shall cease to be Eligible Accounts unless such Account shall have been billed and invoiced within seven (7) Business Days after the date such Account is created	-	—
q. Credit Card accounts unpaid more than five (5) Business Days (or, (i) solely in the case of Credit Card Receivables arising from the use of a card issued by Comdata Network, Inc., six (6) Business Days and (ii) solely in the case of Credit Card Receivables arising from the use of a card issued by FleetOne Holdings, LLC, twelve (12) Business Days) after the date of the sale of Inventory or rendition of services giving rise to such Credit Card Receivables	-	—
r. Accounts not otherwise satisfactory to the Agent, in its Reasonable Credit Judgment	-	—
s. Other ineligibles at reasonable discretion of Agent	-	—

4. Total Ineligible Receivables		$—

Total Eligible Receivables		$—

Rate of advance			x 85%

Total Available Accounts Receivable				=	$—

D. Fuel Inventory
1. Eligible Gasoline Inventory
2. Eligible Diesel Inventory

Total Fuel Inventory		$—

3. Less: Ineligible Fuel Inventory

a. Inventory at premises other than those owned or leased and controlled by any Borrower, unless Agent shall have received a Collateral Access Agreement from the owner and lessor of such location, duly authorized, executed and delivered by such owner and lessor or Agent shall have established Reserves in respect to such amounts payable to the owner or lessor	-

b. Inventory subject to a security interest or lien in favor of any Person other than Agent except those permitted in the LSA that are subject to an intercreditor agreement in form and substance reasonably satisfactory to Agent	-	—

c. Inventory located outside the United States of America	-	—	—
d. Other ineligibles at reasonable discretion of Agent	-	—	—

4. Total Eligible Fuel Inventory		$—

Rate of advance.			x 89.0%

Total Available Fuel Inventory, not to exceed		$80,000,000		=	$—

E. PPSC Warehouse Inventory
1. Gross PPSC Warehouse Inventory

2. Less: Ineligible PPSC Warehouse Inventory
a. Any inventory sold or intended to be sold by any restaurant owned or operated by any Borrower or Guarantor	-	—
b. Components which are not part of finished goods	-	—
c. Spare parts for equipment	-	—
d. Packaging and shipping materials	-
e. Supplies used or consumed in such Borrower’s business	-	—
f. Inventory at premises other than those owned or leased and controlled by any Borrower, unless Agent shall have received a Collateral Access Agreement from the owner and lessor of such location, duly authorized, executed and delivered by such owner and lessor or Agent shall have established Reserves in respect to such amounts payable to the owner or lessor	-	—
g. Inventory subject to a security interest or lien in favor of any Person other than Agent except those permitted in the LSA that are subject to an intercreditor agreement in form and substance reasonably satisfactory to Agent	-	—
h. Unserviceable, obsolete or slow moving Inventory	-	—
i. Inventory that is not subject to the first priority, valid and perfected security interest of Agent	-	—
j. Returned, damaged and/or defective Inventory	-	—
k. Inventory located outside the United States of America	-	—
l. Inventory which is subject to or uses a trademark or other intellectual property licensed by a third party to a Borrower unless either (i) Agent shall have received an agreement, in form and substance reasonably satisfactory to Agent, from such third party licensor in favor of Agent, duly authorized, executed and delivered by such Borrower and such third party licensor or (ii) Agent shall have otherwise determined that Agent has the right to sell such Inventory.	-	—
m. Other ineligibles at reasonable discretion of Agent	-	—

3. Total Ineligible PPSC Warehouse Inventory		$—

4. Total Eligible PPSC Warehouse Inventory		$—

Rate of advance			x41.1%

Total Available PPSC Warehouse Inventory				=	$—

F. Store Inventory
(includes Merchandise, Food, Grocery, and Cigarettes)

1. Gross Store Inventory

2. Less: Ineligible Store Inventory
a. Any inventory sold or intended to be sold by any restaurant owned or operated by any Borrower or Guarantor	-
b. Components which are not part of finished goods	-	—
c. Spare parts for equipment	-	—
d. Packaging and shipping materials	-	—
e. Supplies used or consumed in such Borrower’s business	-	—
f. Inventory at premises other than those owned or leased and controlled by any Borrower, unless Agent shall have received a Collateral Access Agreement from the owner and lessor of such location, duly authorized, executed and delivered by such owner and lessor or Agent shall have established Reserves in respect to such amounts payable to the owner or lessor	-
g. Inventory subject to a security interest or lien in favor of any Person other than Agent except those permitted in the LSA that are subject to an intercreditor agreement in form and substance reasonably satisfactory to Agent	-	—
h. Bill and hold goods	-	—
i. Unserviceable, obsolete or slow moving Inventory	-	—
j. Inventory that is not subject to the first priority, valid and perfected security interest of Agent	-	—
k. Returned, damaged and/or defective Inventory	-	—
l. Inventory purchased or sold on consignment	-	—
m. Inventory located outside the United States of America	-	—
n. Inventory which is subject to or uses a trademark or other intellectual property licensed by a third party to a Borrower unless either (i) Agent shall have received an agreement, in form and substance reasonably satisfactory to Agent, from such third party licensor in favor of Agent, duly authorized, executed and delivered by such Borrower and such third party licensor or (ii) Agent shall have otherwise determined that Agent has the right to sell such Inventory.	-	—
o. Perishable inventory in excess of $4MM (includes deli, dairy, bread, etc.)	-
p. Shrink Reserve	-
q. Rebate Reserve	-	—
r. Store Inventory not maintained on a consolidating perpetual	-	—
s. Other ineligibles at reasonable discretion of Agent	-	—
t. Store LCM Reserve	-
u. Store Obsolete Reserve	-

3. Total Ineligible Store Inventory		$—

4. Total Eligible Store Inventory		$—

Rate of advance			x 58.7%

Total Available Store Inventory				=	$—

G. Shop Inventory
(includes Tires, Parts, and Oil, and other)

1. Gross Shop Inventory

2. Less: Ineligible Shop Inventory
a. Components which are not part of finished goods	-	—
b. Spare parts for equipment	-	—
c. Packaging and shipping materials	-	—
d. Supplies used or consumed in such Borrower’s business	-
e. Inventory at premises other than those owned or leased and controlled by any Borrower, unless Agent shall have received a Collateral Access Agreement from the owner and lessor of such location, duly authorized, executed and delivered by such owner and lessor or Agent shall have established Reserves in respect to such amounts payable to the owner or lessor	-
f. Inventory subject to a security interest or lien in favor of any Person other than Agent except those permitted in the LSA that are subject to an intercreditor agreement in form and substance reasonably satisfactory to Agent	-
g. Bill and hold goods	-	—
h. Unserviceable, obsolete or slow moving Inventory	-
i. Inventory that is not subject to the first priority, valid and perfected security interest of Agent	-	—
j. Returned, damaged and/or defective Inventory	-	—
k. Inventory purchased or sold on consignment	-	—
l. Inventory located outside the United States of America	-	—
m. Inventory which is subject to or uses a trademark or other intellectual property licensed by a third party to a Borrower unless either (i) Agent shall have received an agreement, in form and substance reasonably satisfactory to Agent, from such third party licensor in favor of Agent, duly authorized, executed and delivered by such Borrower and such third party licensor or (ii) Agent shall have otherwise determined that Agent has the right to sell such Inventory.	-	—
n. Rebate Reserve	-
o. Other ineligibles at reasonable discretion of Agent	-
p. Shrink Reserve	-

3. Total Ineligible Shop Inventory		$—

4. Total Eligible Shop Inventory		$—

Rate of advance			x 25.8%

Total Available Shop Inventory				=	$—

In connection with the foregoing, we hereby acknowledge and agree that, as of the date hereof, the Agreement remains in full force and effect, is binding upon us and enforceable against us in accordance with its terms, and we certify to you that, as of the date hereof, there exists no Event of Default under said Agreement or event which, with the passage of time or the giving of notice, or both, would so constitute an Event of Default. We hereby restate and renew each and every representation and warranty made by us in the Agreement in connection therewith, effective as of the date hereof.

TravelCenters of America LLC

By:	William E. Myers

Title:	Senior Vice President and Chief Accounting Officer